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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91673 of PNV Inc. (the "Company") on Form S-8 of our report dated September 25, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of PNV Inc. for the year ended June 30, 2000.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
September 27, 2000